EXHIBIT 23.2




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements on Form S-8 and Form S-3 of Celgene Corporation and in the related Prospectuses of our report dated February 4, 2000, with respect to the financial statements of Signal Pharmaceuticals, Inc. (not presented), included in the Annual Report (Form 10-K) of Celgene Corporation for the year ended December 31, 2001.



                                       /s/ Ernst & Young LLP
                                       -----------------------------------------
                                           Ernst & Young LLP






San Diego, California
March 27, 2002